UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 18, 2012

NEVADA GOLD & CASINOS, INC.

(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Briar Hollow Lane, Suite 500W Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(713) 621-2245

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On September 18, 2012, Nevada Gold & Casinos, Inc. (the “Company”) and certain of its subsidiary parties thereto entered into an Amendment Number Three (the “Third Amendment”) to the Credit Agreement dated October 7, 2011, as amended (the “Credit Agreement”), with Wells Fargo Gaming Capital, LLC (“WFGC”), a wholly-owned subsidiary of Wells Fargo Bank, N.A. The purpose of the Third Amendment was to amend a financial covenant related to a Fixed Charge Coverage Ratio (as defined in the Credit Agreement) from 1:33:1.00 to 1.25:1.00, due to the addition of the revolving line of credit extended by WFGC to A.G. Trucano, Son & Grandsons, Inc., the Company’s wholly-owned subsidiary, on June 27, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: September 19, 2012	By:	/s/ James J. Kohn
James J. Kohn
Executive Vice President and CFO